Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Leading Independent Proxy Advisory Firms ISS and Glass Lewis

Recommend that Telkonet Shareholders

DO NOT VOTE for the Dissident Proxy Card

TELKONET URGES SHAREHOLDERS TO VOTE THE GREEN PROXY CARD

MILWAUKEE (May 5, 2016) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), today announced that Institutional Shareholder Services, Inc. (“ISS”), a leading independent proxy advisory firm has issued a report, dated June 14, 2016, recommending that the Company’s shareholders DO NOT VOTE for any of the three dissident director nominees proposed by Peter T. Kross on the dissident proxy card. Furthermore, Glass Lewis & Co., LLC (“Glass Lewis”), a leading independent provider of global governance services, has issued a report, dated June 10, 2016, recommending that the Company’s shareholders vote “FOR” all five Management Director Nominees and all proposals contained in the Company’s proxy and that the Company’s shareholders DO NOT VOTE for any of the three dissident director nominees proposed by Peter T. Kross on the dissident proxy card. The annual meeting of shareholders will be held on June 27, 2016.

In recommending that the shareholders do not vote for any of Mr. Kross’ three dissident director nominees, ISS stated in its report that “the dissidents have failed to adequately articulate a case for change nor disclosed any alternative business plan for the company, even though they are seeking to replace a majority of the board.” In addition, ISS stated in its report that “the three dissident nominees appear to have very similar professional backgrounds that include little, if any, industry experience that seems relevant to Telkonet’s business.”

Glass Lewis provides in its report that “the Dissident [Mr. Kross] does not point to any specific actions by the board that would suggest to us that the Management Nominees have failed to properly oversee the Company. Moreover, the Dissident has not disclosed any sort of detailed plan to improve the Company’s performance, other than to suggest that the Dissident Nominees will look at any and all available options. We believe that such a plan is far too vague, especially considering the fact that the Dissident is seeking board-level control through this proxy contest.”

Telkonet recommends that its shareholders vote “FOR” its management slate of directors using the GREEN PROXY CARD.

ABOUT TELKONET

Telkonet is a leading provider of intelligent automation solutions throughout commercial markets worldwide. The (IoT), offers considerable energy cost reductions, staff productivity enhancements and carbon footprint reductions through intelligent networked communications, improved asset utilization and data analytics. IoT platforms like Telkonet’s EcoSmart enable users to achieve savings, value and service through networked connectivity providing monitoring, control, analytics, convenience and the ability to participate with the emerging Smart Grid through automated demand response initiatives. Telkonet serves vertical markets that have established the Company as a leading networking, efficiency and energy management technology provider. Those markets consist of Hospitality, Education, Military, Government, Healthcare and Public Housing. Telkonet’s business divisions include EcoSmart, a networked automation platform featuring Recovery time technology offering cost savings, energy reductions, optimized asset utilization and improved comfort, and EthoStream®, one of the largest hospitality High-Speed Internet Access networks in the world providing public Internet access to more than 8 million monthly users.

Call our Proxy Solicitor, Laurel Hill Advisory with any questions:

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305

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FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).